Touchstone Funds Select Advisors Trust A
                          Form: N-SAR December 31, 1998
                     Item 77Q1(e) Incorporated by Reference

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                               Item 77-Q1 Exhibits

The following exhibits were included in PEA #9 to the registration statement on Form N-1A of Touchstone Funds Select Advisors Trust as filed with the SEC on 12/31/98 and are being incorporated by reference:

List of Exhibits
(d1) Investment Advisory Agreement between Registrant and
Touchstone Advisors, Inc.     "Touchstone")
(d2) Sub-Advisory Agreement between Touchstone and David L. Babson and Company with respect to Emerging Growth Fund.
(d3) Sub-Advisory Agreement between Touchstone and Westfield Capital Management with respect to Emerging Growth Fund.
(d4) Sub-Advisory Agreement between Touchstone and BEA Associates with respect to International Equity Fund
(d5) Sub-Advisory Agreement between Touchstone and Scudder Kemper Investments, Inc with respect to Growth & Income Fund.
(d6) Sub-Advisory Agreement between Touchstone and Fort Washington Advisors, Inc. with respect to Value Plus Fund.
(d7) Sub-Advisory Agreement between Touchstone and Alliance Capital Management, L.P. with respect to Income Opportunity Fund.
(d8) Sub-Advisory Agreement between Touchstone and OpCap Advisors with respect to Balanced Fund.
(d9) Sub-Advisory Agreement between Touchstone and Fort Washington Advisors, Inc. with respect to Bond Fund.
(d10) Sub-Advisory Agreement between Touchstone and Fort Washington Advisors, Inc. with respect to Standby Income Fund.